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                                                                     Exhibit 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-43512, 333-45302 and 333-50808) and on Form S-8 (File Nos. 33-5465, 2-71457, 333-02563 and 333-25563) of TECO Energy,
Inc. of our report dated Jan. 12, 2001, except for the information in Note P as to which the dates are Mar. 12, 2001, and Mar. 15, 2001, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers LLP

Tampa, Florida
Mar. 28, 2001